UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53103	56-2676759
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2732 Morse Avenue, Suite #413 Irvine, CA		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 295-1711

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2015, Independent Film Development Corporation, a Nevada corporation (the “Company”) entered into a share purchase agreement (the “SPA”), by and among the Company, C2C Restaurant Group, Inc., a New York corporation (“C2C”), and the shareholders of C2C, pursuant to which the Company purchased all of the outstanding common stock of C2C in exchange for 20,000 shares of our Series F preferred stock, par value $0.0001 per share (the “Series F Preferred Stock”). C2C is a restaurant holding company owned and operated by world renowned chef Edward Gallagher. The first location for C2C’s flagship restaurant, Chef Eddie G's Kitchen, is to be located on Park Avenue in Manhattan and is slated to open on or about 15 October 2015. The SPA is attached hereto as Exhibit 1

Item 3.02 Unregistered Sales of Equity Securities

On September 21, 2015, the Board of Directors of Independent Film Development Corporation, a Nevada corporation (the “Company”) designated and issued 20,000 shares of Series F Preferred Stock (the “Preferred Stock”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Series F Preferred Stock in connection with the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3(i).

Item 3.03 Material Modification to Rights of Security Holders

As noted in Item 3.02 above, on September 21, 2015, the Board of Directors of Independent Film Development Corporation, a Nevada corporation (the “Company”) designated and issued 20,000 shares of Series F Preferred Stock (the “Preferred Stock”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Series F Preferred Stock in connection with the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3(i).

Also on September 21, 2015, the Board of Directors approved the Certificate of Designation to the Company’s Articles of Incorporation, specifying the rights, privileges, preferences, and restrictions of Series F Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3(ii) to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As noted in Item 3.02 above, on September 21, 2015, the Board of Directors of Independent Film Development Corporation, a Nevada corporation (the “Company”) designated and issued 20,000 shares of Series F Preferred Stock (the “Preferred Stock”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the Series F Preferred Stock in connection with the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3(i).

Also on September 21, 2015, the Board of Directors approved the Certificate of Designation to the Company’s Articles of Incorporation, specifying the rights, privileges, preferences, and restrictions of Series F Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3(ii) to this Current Report.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Series B Certificate of Designation to the Articles of Incorporation of Independent Film Development Corporation.

3(ii) Series F Certificate of Designation to the Articles of Incorporation of Independent Film Development Corporation.

10.1 Securities Purchase Agreement between Independent Film Development Corporation and C2C Restaurant Group, Inc. dated September 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Film Development Corporation
Date: September 23, 2015
By: /s/ Jeff Ritchie Jeff Ritchie, Chief Executive Officer

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